SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 15, 2009
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01—OTHER EVENTS
SIGNATURE

ITEM 8.01—OTHER EVENTS
     During the fourth quarter of 2008, Ashford Hospitality Trust, Inc. (the “Company”) repurchased 23,436,236 shares of the Company’s common stock, 114,500 shares of the Company’s Series A preferred stock, and 1,605,653 shares of the Company’s Series D preferred stock. These share repurchases completed the Company’s previously announced stock and debt repurchase plan. At the close of the fourth quarter for 2008, there were (i) 86,555,249 shares of common stock, $0.01 par value, outstanding, (ii) 2,185,500 shares of Series A Cumulative Preferred Stock, $0.01 par value, outstanding, (iii) 6,394,347 shares of Series D Cumulative Preferred Stock, $0.01 par value, outstanding, and (iv) 7,447,865 shares of Series B-1 Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, outstanding. In addition, as of the close of the fourth quarter for 2008, there were 14,392,843 operating partnership units outstanding in Ashford Hospitality Limited Partnership, the Company’s operating partnership, convertible into common stock of the Company.
     On January 15, 2009, the Company’s Board of Directors, authorized an additional $200 million repurchase plan authority (excluding fees, commissions and all other ancillary expenses) for: (i) the repurchase of shares of the Company’s common stock, Series A preferred stock, Series B-1 preferred stock and Series D preferred stock and/or (ii) the prepayment of outstanding debt obligations of the Company and its subsidiaries, including debt secured by the Company’s hotel assets and debt senior to the Company’s mezzanine or B-Note loan investments.
     The Company intends to fund any repurchases or prepayments with the net proceeds from asset sales, cash flow from operations, existing cash on the balance sheet, repayment of loans made to third parties and other sources. Repurchases of securities under this program will be made through the open market, or in privately negotiated transactions, from time to time in accordance with applicable laws and regulations. The manner, timing and amount of repurchases and repayments, if any, will be determined by the Company’s management and will depend on a variety of factors, including price, corporate and regulatory requirements, market conditions and other corporate liquidity requirements. The repurchase and repayment program may be modified or discontinued at any time. Repurchases of common and preferred stock may be made under a Rule 10b5-1 plan, and in the case of repurchase of common stock will be compliant with Rule 10b-18 of the Securities Exchange Act of 1934. Debt prepayments, if any, will occur from time to time, and will be subject to market conditions and negotiation with the Company’s current credit providers. While this repurchase program includes repurchases of the Company’s outstanding securities, it is not intended to be a going private transaction, and the Company will limit repurchases of securities such that, in no event, will this program have that effect.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 19, 2009

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks David A. Brooks
Chief Legal Officer